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                                                                    EXHIBIT 23.1



                        [Letterhead of Ernst & Young LLP]




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan of Nanogen, Inc., as amended of our report, dated January 28, 2000 with respect to the consolidated financial statements of Nanogen, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, as amended by Form 10-K/A, as filed with the Securities and Exchange Commission.


                                          /s/     ERNST & YOUNG LLP


San Diego, California
June 9, 2000